U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2006

UCN, INC.
(Exact name of registrant as specified in its charter)

0-26917
(Commission File No.)

Delaware	87-0528557
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

14870 Pony Express Road, Bluffdale, Utah 8406
(Address of principal executive offices)

(801) 320-3300
(Registrant’s telephone number)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On May 19, 2006, UCN, Inc. entered into a Securities Purchase Agreement with an institutional and accredited investor for the sale of 1,086,957 million common shares at $2.30 per share for cash in the total amount of $2.5 million. On May 22, 2006, UCN completed the round of financing when it entered into a Securities Purchase Agreement with another institutional and accredited investor for the sale of an additional 869,570 common shares at $2.30 per share for cash in the total amount of $2.0 million. UCN agreed to pay a cash fee of $245,000 to Roth Capital Partners, LLC, the placement agent, as compensation for its services, and to reimburse Roth Capital Partners $5,000 of expenses. The shares of common stock sold to the purchasers will be registered for resale on a registration statement to be filed by UCN within 45 days following closing of the purchases.

The securities were offered and sold in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. Each investor represented that it is an “accredited” investor within the meaning of Rule 501 adopted under the Securities Act of 1933. This report does not constitute an offer to sell, or the solicitation of an offer to buy, any securities.

The full terms and conditions of the financing and registration obligation are set forth in the transaction documents included with this report as exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02	Unregistered Sales of Equity Securities

On May 5, 2006, UCN entered into a revolving credit and term loan agreement with ComVest Capital LLC, which was previously reported on a Form 8-K filed with the Securities and Exchange Commission on May 5, 2006. The financing transaction closed on May 23, 2006. Under the terms of the agreement ComVest agreed to loan $4.5 million to UCN under a convertible term note and up to $7.5 million under a revolving credit note. Initial borrowings under the agreement were $4.5 million under the convertible term note and $5.6 million under the revolving credit note. The loan proceeds were used to payoff UCN’s prior revolving credit facility, promissory notes issued in 2005 for acquisitions by UCN, and a capital lease obligation. In connection with the establishment of the loan facility, UCN issued to ComVest a warrant to purchase 330,000 shares of UCN common stock that expires five years from closing and provides for an exercise price equal to $2.75 per share. Pursuant to the terms of the loan agreement, UCN will use approximately $1.1 million of the proceeds of the private placement described above to pay down the principal of the convertible term loan to approximately $3.4 million.

Item 9.01	Financial Statements and Exhibits

Exhibits

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-K.

SEC Ref. No.	Description of Document
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release dated May 19, 2006
99.2	Press Release dated May 23, 2006

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCN, INC.

Date: May 23, 2006	By:	/s/ Paul Jarman
Paul Jarman, Chief Executive Officer